Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors:	Media:
Matthew Fort	Samantha Hamlin
matthew.fort@irco.com	samantha.hamlin@irco.com

Ingersoll Rand Announces Addition of Jennifer Hartsock
to its Board of Directors

DAVIDSON, N.C. – November 30, 2022 – Ingersoll Rand Inc. (NYSE:IR), a global provider of mission-critical flow creation and industrial solutions, announced that Jennifer Hartsock has been appointed to its Board of Directors, effective January 1, 2023.

Hartsock is an industry-recognized digital executive with international experience and proven success leading global technology organizations. She currently serves as the Chief Information and Digital Officer at Cargill, Inc., a privately held American corporation that provides products, services and insights to food, agriculture, financial and industrial customers in more than 125 countries. Hartsock manages the company’s global technology portfolio, which includes developing and executing technology, digital and data strategies to enable Cargill’s key growth priorities.

Prior to joining Cargill, Hartsock served as Chief Information Officer and was a member of the executive leadership team at Baker Hughes. While there, she also led the Digital Technology team that was responsible for delivering digital connectivity of devices and other technologies to enable connected customer solutions. Earlier in her career, she served as Chief Information Officer at Cameron International and spent 17 years with Caterpillar Inc., during which she served as Group Chief Information Officer for its Construction Industries segment. Hartsock holds a bachelor’s degree in applied computer science from Illinois State University.

“I am pleased to welcome Jennifer to our Board,” said Ingersoll Rand Chairman of the Board of Directors and Chief Executive Officer Vicente Reynal. “With Jennifer’s appointment, we continue to add board members who bring diverse experiences and perspectives that align with our strategic imperatives. Jennifer’s proven digital transformation leadership closely aligns with our focus on expanding our product and service innovation in the areas of digitization and IIoT. Her deep understanding of global manufacturing and broad industrial technology experience will support our expansion into sustainable end markets and growth through strategic acquisitions. I look forward to the positive impact I know she will have on our company as we continue leveraging our compounder model to drive growth.”

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; (12) the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program; and (13) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.

Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

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